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                                                                    EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-3 of our report dated January 18, 2000, except as to Note 11(b) which is as of February 11, 2000, relating to the consolidated financial statements and financial statement schedule of DoubleClick Inc, which appears in such Registration Statement. We also consent to the reference to us under the headings "Experts" in such Registration Statement.




/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
New York, New York
February 11, 2000